TherapeuticsMD, Inc. 8-K/A

Exhibit 10.6

VITAMEDMD, LLC
SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Agreement”), dated as of July 18th, 2011, is executed by VitaMedMD, LLC, a Delaware limited liability company (together with its successors and assigns, the “Debtor”), in favor of Joel C. Schneider of Sommer & Schneider, LLP as Collateral Agent (as herein defined) on behalf of the lenders set forth on Schedule I attached hereto (each, a “Secured Party” and collectively, the “Secured Parties”).

RECITALS

A.           The Debtor has issued or proposes to issue secured promissory notes in an aggregate principal amount of up to $1,000,000 in favor of the Secured Parties (as amended, modified or otherwise supplemented from time to time, each, a “Note” and collectively, the “Notes”).

B.           In order to induce each Secured Party to extend the credit evidenced by the Notes, the Debtor has agreed to enter into this Agreement and to grant Collateral Agent, for the benefit of itself and the Secured Parties, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the terms, conditions and covenants set forth herein, the receipt and adequacy of which are hereby acknowledged, the Debtor hereby agrees with Collateral Agent and the Secured Parties as follows:

1. Definitions and Interpretation.  When used in this Agreement, the following terms have the following respective meanings:

“Collateral” means all inventory, equipment, accounts, chattel paper, instruments, letter-of-credit rights, letters of credit, documents, deposit accounts, investment property, money, other rights to payment and performance, and general intangibles; all insurance refunds relating to the foregoing property; all records and data and embedded software related to the foregoing property, and all equipment, inventory and software to utilize, create, maintain and process any such records and data on electronic media; and all supporting obligations relating to the foregoing property; all whether now existing or hereafter arising, whether now owned, or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property; and all products and proceeds (including but not limited to all insurance payments) of or relating to the foregoing property.  The term “Collateral” shall not include any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (d) of the definition of Permitted Liens.

“Collateral Agent” has the meaning given to such term in Section 7(a) hereof.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction; provided, however, that Lien shall not be deemed to include any Permitted Liens (as defined herein).

“Obligations” means the Notes and all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet due and payable or Liens for taxes being contested in good faith; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens upon any equipment acquired or held by the Debtor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default (as defined in the Notes) under the Notes; (f) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (g) any Lien on personal property granted in a lease for real property; and (h) leases or subleases and licenses or sublicenses granted in the ordinary course of the Debtor’s business.

“Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Secured Parties” has the meaning set forth in the Preamble of this Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware from time to time.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest.  As security for the Obligations, the Debtor hereby pledges to Collateral Agent and grants to Collateral Agent a security interest in the Collateral.

3. Termination of Security Interest.  Upon the satisfaction of the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor.  Collateral Agent shall, upon such satisfaction, execute, acknowledge, and deliver to the Debtor (a) an instrument in writing releasing the security interest in the Collateral under this Agreement and (b) such other documents as shall be reasonably requested by the Debtor, to effect the termination and release of the security interest in the Collateral.  Additionally, upon such satisfaction, the Collateral Agent shall reasonably cooperate with any efforts made by the Debtor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Collateral.

4. Representations and Warranties of Debtor.  The Debtor hereby represents and warrants to the Collateral Agent:

(a) The records of Debtor with respect to the Collateral are presently located at the address listed in Section 8 of this Agreement.

(b) The chief executive office and principal place of business of the Debtor is locted at the address listed in Section 9 of this Agreement.

(c) The Debtor is a Delaware limited liability company and the exact legal name of Debtor is listed in the introductory paragraph of this Agreement.

(d) The Debtor has good and marketable title to its assets, free and clear of all Liens.

5. Agreements of Debtor.  From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

(a) Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Note Purchase Agreement and for sales of Inventory in the ordinary course of business.

(b) At the expense of the Debtor, take such actions and execute such financing statements and other documents as the Collateral Agent may from time to time request to maintain the perfected status of the Security Interest.

(c) Take any other action reasonably requested by the Collateral Agent to ensure the attachment, perfection of, and the ability of Collateral Agent to enforce the security interest in any and all of the Collateral including, without limitation executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Debtor’s signature thereon is required therefor.

(d) Keep the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses.

(e) Provide at least 10 days prior written notice to Collateral Agent prior to changing its name or its place of business.

6. Default and Remedies.

(a) Default.  The Debtor shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b) Remedies.  Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including the right to (i) require the Debtor to assemble the Collateral and make it available to Collateral Agent and the Secured Parties at a place to be designated by Collateral Agent and the Secured Parties, (ii) take physical possession of inventory and other tangible Collateral, (iii) collect any and all money due or to become due and enforce in the Debtor’s name all rights with respect to the Collateral; and (iv) settle, adjust or compromise any dispute with respect to any account.  The Debtor hereby agrees that twenty (20) days’ notice of any intended sale or disposition of any Collateral is reasonable.

(c) Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii) Second, to the payment to each Secured Party of the amount then owing or unpaid on such Secured Party’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

(iii) Third, to the payment of the surplus, if any, to the Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Agreement, the term “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Secured Party’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes.  In the event that a Secured Party receives payments or distributions in excess of its Pro Rata Share, then such Secured Party shall hold in trust all such excess payments or distributions for the benefit of the other Secured Parties and shall pay such amounts held in trust to such other Secured Parties upon demand by such Secured Parties.

7. Collateral Agent.

(a) Appointment.  The Secured Parties hereby appoint Joel C. Schneider of Sommer & Schneider, LLP as collateral agent for the Secured Parties under this Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Agreement.

(b) Powers and Duties of Collateral Agent, Indemnity by Secured Parties.

(i) Each Secured Party hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Majority Holders in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii) In the case of this Agreement and the transactions contemplated hereby, each of the Secured Parties agrees to pay to the Collateral Agent, on demand, its Pro Rata Share of all fees and all expenses incurred in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by the Debtor.  In the case of this Agreement and each instrument and document relating to any of the Collateral, each of the Secured Parties hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Agreement and the transactions contemplated hereby, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

8. Power of Attorney.  Upon the occurrence and during the continuance of an Event of Default, the Debtor does hereby constitute and appoint the Collateral Agent as Debtor’s true and lawful attorney with full power of substitution for the Debtor in the Debtor’s name, place and stead for the purposes of performing any obligation of the Debtor under this Security Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to perform any obligation of the Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

9. Miscellaneous.

(a) Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to the Collateral Agent, to its address, facsimile number or electronic mail address set forth below, or at such other address, facsimile number or electronic mail address as the Collateral Agent may designate by ten (10) days’ advance written notice to the Debtor or (b) if to the Debtor, to its address, facsimile number or electronic mail set forth below, or at such other address, facsimile number or electronic mail as the Debtor may designate by ten (10) days’ advance written notice to the Collateral Agent.  All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

Collateral Agent:
Joel C. Schneider, Esq,
Sommer & Schneider, LLP
595 Stewart Avenue
Suite 710
Garden City, NY  11530
Email:  Schneiderjoel6@gmail.com

the Debtor:                            VitaMedMD, LLC
951 Broken Sound Parkway
Suite 320
Boca Raton, FL 33487
Attention: Robert Finizio
Email address: robert.finizio@vitamedmd.com

(b) Waivers and Amendments.  This Agreement and the obligations of the Debtor and the rights of the Secured Parties under this Agreement may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Debtor and Secured Parties holding a majority of the principal amount of the Notes (the “Majority Holders”); provided, however, that no such amendment or waiver shall reduce the percentage of the principal amount of Notes that is required for consent to any amendment or waiver, without the consent of all of the holders of the then outstanding Notes.  Any amendment, waiver discharge or termination effected in accordance with this Section 9(b) shall be binding upon each Secured Party and the Debtor.

(c) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF FLORIDA.

(d) Aggregation of Notes.  All Notes held or acquired by a Secured Party and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(e) Entire Agreement.  This Agreement (including the schedule attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(f) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(g) Successors and Assigns.  Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(h) Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to a Secured Party, upon any breach or default of the Debtor under this Agreement shall impair any such right, power, or remedy of the Secured Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Majority Holders of any breach or default under this Agreement or any waiver on the part of the Majority Holders of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

(i) Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(j) Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(k) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(l) Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m) Expenses.  The Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Collateral Agent in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Agreement.

(n) Other Interpretive Provisions.   References in this Agreement (a) include all schedules, and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “include” and “including” and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day and year first above written.

DEBTOR:

VITAMEDMD, LLC a Delaware limited liability company

By:
Name:	Robert Finizio
Title:	Chief Executive Officer

AGREED:

COLLATERAL AGENT:

Sommer & Schneider, LLP

By:  __________________________________
Joel C. Schneider